Exhibit 10.36

CONFIDENTIAL

April 2, 2025

Mr. Galiano Tiramani
Co-Founder
BOXABL Inc.

5345 E. N. Belt Road

North Las Vegas, NV 89115

Dear Galiano:

We are pleased that BOXABL Inc., a Nevada corporation (collectively with its owned or controlled subsidiaries, the “Company”) has decided to retain Maxim Group LLC (“Maxim”) to provide general financial advisory and investment banking services to the Company as set forth herein. This letter agreement (“Agreement”) will confirm Maxim’s acceptance of such retention and set forth the terms of our engagement.

1.Retention. The Company hereby retains Maxim as its financial advisor and investment banker to provide general financial advisory and investment banking services, and Maxim accepts such retention on the terms and conditions set forth in this Agreement. In connection with this Agreement, Maxim may provide certain or all of the following services (collectively referred to as the “Advisory Services”):

(a)assist management of the Company and advise the Company with respect to its strategic planning process and business plans including an analysis of markets, positioning, financial models, organizational structure, potential strategic alliances and capital requirements;

(b)advise the Company on matters relating to a direct listing to a major U.S. exchange, initial public offering, SPAC business combination, reverse merger into a public company or other transaction that results in the Company’s listing on a major U.S. exchange (each, a “Go-Public Transaction”);

(c)assist the Company with strategic introductions;

(d)advise the Company on potential financing alternatives, including facilitation and negotiation of any financial or structural aspects of such alternatives;

(e)provide such other financial advisory and investment banking services upon which the parties may mutually agree; and

(f)introduce the Company to a third party in connection with providing a fairness opinion.

It is expressly understood and agreed that Maxim shall be required to perform only such tasks as may be necessary or desirable in connection with the rendering of its services hereunder and therefore may not perform all of the tasks enumerated above during the term of this Agreement. Moreover, it is further understood that Maxim need not perform each of the above-referenced tasks in order to receive the consideration described in Section 3. It is further understood that Maxim’s tasks may not be limited to those enumerated in this paragraph.

Members FINRA & SIPC

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2.Information. In connection with Maxim’s activities hereunder, the Company will cooperate with Maxim and furnish Maxim upon request with all information regarding the business, operations, properties, financial condition, management and prospects of the Company (all such information so furnished being the “Information”) which Maxim deems appropriate and will provide Maxim with access to the Company’s officers, directors, employees, independent accountants and legal counsel. The Company represents and warrants to Maxim that all Information made available to Maxim hereunder will be complete and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in light of the circumstances under which such statements are or will be made. The Company further represents and warrants that any projections and other forward-looking information provided by it to Maxim will have been prepared in good faith and will be based upon assumptions which, in light of the circumstances under which they are made, are reasonable. The Company recognizes and confirms that Maxim: (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same; (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information; and (iii) will not make an appraisal of any assets of the Company. Any advice rendered by Maxim pursuant to this Agreement may not be disclosed publicly without Maxim’s prior written consent. Maxim hereby acknowledges that certain of the Information received by Maxim may be confidential and/or proprietary, including Information with respect to the Company’s technologies, products, business plans, marketing, and other Information which must be maintained by Maxim as confidential. Maxim agrees that it will not disclose such confidential and/or proprietary Information to any other companies in the industry in which the Company is involved.

3.Consideration. As consideration for Maxim’s services pursuant to this Agreement, Maxim shall be entitled to receive, and the Company agrees to pay Maxim, the following compensation:

(a)

Maxim shall serve as the exclusive advisor, agent and/or underwriter in connection with any Go Public Transaction during the Term. The fees appearing in Exhibit B hereto (the “Fee Schedule”) shall be earned by and paid to Maxim by the Company upon the consummation of any Go-Public Transactions undertaken by the Company, the further terms of which shall be mutually agreed upon under separate advisory, placement agency and/or underwriting agreements as necessary.

(b)

The Company and Maxim acknowledge and agree that, in the course of performing services hereunder, Maxim may communicate with (as the Company’s advisor) or introduce the Company to third parties who may be interested in entering into a Go-Public Transaction with the Company’s prior written consent. The Company and Maxim agree that Maxim will only communicate (as the Company’s advisor) or introduce the Company to third parties after previous approval granted by the Company. The Company agrees that if, during the term of this Agreement or within twelve (12) months from the effective date of the termination of this Agreement, the Company completes a Go-Public Transaction with any pre-approved party to whom the Company was introduced, directly or indirectly, by Maxim, or who was contacted by Maxim on behalf of the Company after obtaining approval from the Company in connection with its services for the Company (each, an “Approved Third Party”), then Maxim will be entitled to fees in accordance with the Fee Schedule. Such fees shall be payable to Maxim in cash at the closing or closings of the Go-Public Transaction with an Approved Third Party to which it relates. Maxim shall maintain a list of the Approved Third Parties and provide the Approved Third Party list to the Company from time to time upon request and shall provide the final Approved Third Party list within three (3) business days of the termination date of this Agreement. If the Company

Members FINRA & SIPC

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object to the inclusion of any party on such list, Maxim shall provide documentation evidencing the Company’s approval of their inclusion on the list or such party shall be removed.

4.Expenses. In addition to payment to Maxim of the compensation set forth in Section 3 hereof, the Company shall promptly upon request from time to time reimburse Maxim for all reasonable expenses (including, without limitation, fees and disbursements of counsel and all travel and other out-of-pocket expenses) incurred by Maxim during the Term in connection with its engagement hereunder, provided that such reimbursement shall not exceed in the aggregate $50,000.00, unless expressly approved by the Company in writing in advance. Maxim shall provide advance notice and obtain approval for any expenses exceeding $5,000.

5.Indemnification. The Company agrees to indemnify Maxim in accordance with the indemnification and other provisions attached to this Agreement as Exhibit A (the “Indemnification Provisions”), which provisions are incorporated herein by reference and shall survive the termination or expiration of this Agreement.

6.Future Rights. During the term of this Agreement and for a period of six (6) months following the closing of a Go-Pubic Transaction, the Company agrees that, before engaging any third party to provide services substantially similar to those outlined below, it shall first offer Maxim the opportunity to provide such services on terms no less favorable, including both price and non-price terms (e.g., deal structure, execution speed, and other material conditions). Maxim shall have 10 business days from receipt of written notice to fully match the third party’s terms in writing. If Maxim declines or fails to respond within such period, the Company shall be free to engage the third party on the offered terms. However, if the terms materially change, the Company must first reoffer the engagement to Maxim under the revised terms.

(a)	At-the-Market (“ATM”) Offering: Lead placement agent for ATM upon terms and conditions customary for such financings; and
(b)	Committed Equity Facility: An assignee of Maxim shall be the sole investor for a committed equity facility upon terms and conditions customary for such financings.

7.Other Activities. The Company acknowledges that Maxim has been, and may in the future be, engaged to provide services as an underwriter, placement agent, finder, advisor and investment banker to other companies in the industry in which the Company is involved. Subject to the confidentiality provisions of Maxim contained in Section 2 hereof, the Company acknowledges and agrees that nothing contained in this Agreement shall limit or restrict the right of Maxim or of any member, manager, officer, employee, agent or representative of Maxim, to be a member, manager, partner, officer, director, employee, agent or representative of, investor in, or to engage in, any other business, whether or not of a similar nature to the Company’s business, nor to limit or restrict the right of Maxim to render services of any kind to any other corporation, firm, individual or association. Maxim may, but shall not be required to, present opportunities to the Company.

8.Term and Termination; Survival of Provisions. The term of this Agreement shall be twelve (12) months (the “Term”); provided however, either Maxim or the Company may terminate this Agreement at any time after thirty days from the effective date of this Agreement upon one (1) day prior written notice to the other party, unless earlier terminated for Cause. For the sake of clarity, after the initial thirty day period, either Maxim or the Company may terminate this Agreement upon one (1) day prior written notice without Cause. Pursuant to this Agreement, “Cause” shall mean gross negligence, willful misconduct or

Members FINRA & SIPC

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an uncured material breach of this Agreement by Maxim of which the Company has provided Maxim with written notice at least ten (10) business days’ opportunity to cure. Notwithstanding anything expressed or implied herein to the contrary: (i) any other agreement entered into between Maxim and the Company may only be terminated in accordance with the terms thereof, notwithstanding an actual or purported termination of this Agreement, and (ii) the terms and provisions of Sections 2, 3(b), 4, 5 (including, but not limited to, the Indemnification Provisions attached to this Agreement and incorporated herein by reference), 6, 8, 9, 10, 11, 13, 15 and 17 shall survive the termination of this Agreement. Maxim’s obligation to keep information confidential shall survive the termination of this Agreement for two (2) years.

9.Notices. All notices will be in writing and will be effective when delivered in person or sent via U.S. Mail or private carrier or via email and confirmed by letter, to the party to whom it is addressed at the following addresses or such other address as such party may advise the other in writing:

To the Company:	BOXABL Inc.
5345 E. N. Belt Road
North Las Vegas, NV 89115
Attention: Martin Costas / Galiano Tiramani
Email: Legal@boxabl.com

To Maxim:	James Siegel, Esq.
Maxim Group LLC
300 Park Avenue
New York, NY 10022
Telephone: (212) 895-3508
Facsimile: (212) 895-3888

Mr. Clifford Teller
Maxim Group LLC
300 Park Avenue
New York, NY 10022

10.Governing Law; Arbitration. This Agreement shall be enforced, governed by and construed in accordance with the laws of New York without regard to principles of conflict of laws. Any controversy between the parties to this Agreement, or arising out of the Agreement, shall be resolved by arbitration before the American Arbitration Association (“AAA”) in New York City. The following arbitration agreement should be read in conjunction with these disclosures:

(a)	ARBITRATION IS FINAL AND BINDING ON THE PARTIES;
(b)	THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL;
(c)	PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED THAN AND DIFFERENT FROM COURT PROCEEDING; AND
(d)	THE ARBITRATORS’ AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDING OR LEGAL REASONING AND ANY PARTY’S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

ARBITRATION AGREEMENT. ANY AND ALL CONTROVERSIES, DISPUTES OR CLAIMS BETWEEN MAXIM AND YOU OR YOUR AGENTS, REPRESENTATIVES, EMPLOYEES, DIRECTORS, OFFICERS OR CONTROL PERSONS, ARISING OUT OF, IN CONNECTION WITH,

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

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OR WITH RESPECT TO (a) ANY PROVISIONS OF OR THE VALIDITY OF THIS AGREEMENT OR ANY RELATED AGREEMENTS, (b) THE RELATIONSHIP OF THE PARTIES HERETO, OR (c) ANY CONTROVERSY ARISING OUT OF YOUR BUSINESS SHALL BE CONDUCTED BY THE AMERICAN ARBITRATION ASSOCIATION UNDER ITS COMMERCIAL ARBITRATION RULES. ARBITRATION MUST BE COMMENCED BY SERVICE OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE. IF YOU ARE A PARTY TO SUCH ARBITRATION, TO THE EXTENT PERMITTED BY THE RULES OF THE APPLICABLE ARBITRATION TRIBUNAL, THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK, NEW YORK. THE DECISION AND AWARD OF THE ARBITRATORS(S) SHALL BE CONCLUSIVE AND BINDING UPON ALL PARTIES, AND ANY JUDGMENT UPON ANY AWARD RENDERED MAY BE ENTERED IN THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK, NEW YORK, OR ANY OTHER COURT HAVING JURISDICTION THEREOF, AND NEITHER PARTY SHALL OPPOSE SUCH ENTRY.

11.Amendments. This Agreement may not be modified or amended except in a writing duly executed by the parties hereto.

12.Headings. The section headings in this Agreement have been inserted as a matter of reference and are not part of this Agreement.

13.Successors and Assigns. The benefits of this Agreement shall inure to the parties hereto, their respective successors and assigns and to the indemnified parties hereunder and their respective successors and assigns, and the obligations and liabilities assumed in this Agreement shall be binding upon the parties hereto and their respective successors and assigns. Notwithstanding anything contained herein to the contrary, neither Maxim nor the Company shall assign any of its obligations hereunder without the prior written consent of the other party.

14.No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person or entity not a party hereto, except those entitled to the benefits of the Indemnification Provisions. Without limiting the foregoing, the Company acknowledges and agrees that Maxim is not being engaged as, and shall not be deemed to be, an agent or fiduciary of the Company’s stockholders or creditors or any other person by virtue of this Agreement or the retention of Maxim hereunder.

15.Waiver. Any waiver or any breach of any of the terms or conditions of this Agreement shall not operate as a waiver of any other breach of such terms or conditions or of any other term or condition, nor shall any failure to insist upon strict performance or to enforce any provision hereof on any one occasion operate as a waiver of such provision or of any other provision hereof or a waiver of the right to insist upon strict performance or to enforce such provision or any other provision on any subsequent occasion. Any waiver must be in writing.

16.Counterparts. This Agreement may be executed in any number of counterparts and by facsimile transmission, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one and the same agreement. Facsimile signatures shall be deemed to be original signatures for all purposes.

17.Disclaimers. The Company agrees that any and all decisions, acts, actions, or omissions with respect to the services contemplated by this Agreement and the other matters contemplated herein shall be the sole responsibility of the Company, and that the performance by Maxim of services hereunder will in no way expose Maxim to any liability for any such decisions, acts, actions or omissions of the Company.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

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If the terms of our engagement as set forth in this letter are satisfactory to you, please confirm by signing and returning one copy of this letter.

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Eddie Grossman
	Name:	Eddie Grossman
	Title:	Managing Director,
Investment Banking

By:	/s/ Michael Quintavalla
	Name:	Michael Quintavalla
	Title:	Chief Administrative Officer,
Investment Banking

By:	/s/ Ritesh M. Veera
	Name:	Ritesh M. Veera
	Title:	Co-Head of Investment Banking

Agreed to and accepted this 2nd day of April, 2025

BOXABL INC.

By:	/s/ Galiano Tiramani
	Name:	Galiano Tiramani
	Title:	CMO (Co-Founder)

By:	/s/ Martin Costas
	Name:	Martin Costas
	Title:	CFO

Members FINRA & SIPC

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Exhibit A

INDEMNIFICATION PROVISIONS

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

The Company agrees to indemnify and hold harmless Maxim and each of the other Indemnified Parties (as hereinafter defined) from and against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements, and any and all actions, suits, proceedings and investigations in respect thereof and any and all reasonable legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise (including, without limitation, the reasonable costs, expenses and disbursements, as and when incurred, of investigating, preparing, pursing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which any Indemnified Party is a party)) (collectively, “Losses”), directly or indirectly, caused by, relating to, based upon, arising out of, or in connection with, Maxim’s acting for the Company, including, without limitation, any act or omission by Maxim in connection with its acceptance of or the performance or non-performance of its obligations under the Agreement between the Company and Maxim to which these indemnification provisions are attached and form a part (the “Agreement”), any breach by the Company of any representation, warranty, covenant or agreement contained in the Agreement (or in any instrument, document or agreement relating thereto, including any agency agreement), or the enforcement by Maxim of its rights under the Agreement or these indemnification provisions, except to the extent that any such Losses are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of the Indemnified Party seeking indemnification hereunder. The Company also agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of Maxim by the Company or for any other reason, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from such Indemnified Party’s gross negligence or willful misconduct.

These Indemnification Provisions shall extend to the following persons (collectively, the “Indemnified Parties”): Maxim, its present and former affiliated entities, managers, members, officers, employees, legal counsel, agents and controlling persons (within the meaning of the federal securities laws), and the officers, directors, partners, stockholders, members, managers, employees, legal counsel, agents and controlling persons of any of them. These indemnification provisions shall be in addition to any liability which the Company may otherwise have to any Indemnified Party.

If any action, suit, proceeding or investigation is commenced, as to which an Indemnified Party proposes to demand indemnification, it shall notify the Company with reasonable promptness; provided, however, that any failure by an Indemnified Party to notify the Company shall not relieve the Company from its obligations hereunder except to the extent that such failure materially prejudices the Company’s ability to defend such action. An Indemnified Party shall have the right to retain counsel of its own choice to represent it, and the fees, expenses and disbursements of such counsel shall be borne by the Company. However, the Company shall have the right to participate in and control the defense of any such claim with counsel of its choice, provided that such counsel is reasonably acceptable to the Indemnified Party. Any such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company. The Company shall be liable for any settlement of any claim against any Indemnified Party made with the Company’s written consent. The Company shall not, without the prior written consent of Maxim, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent (i) includes, as an unconditional term thereof, the giving by the claimant to all of the Indemnified Parties of an unconditional

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release from all liability in respect of such claim, and (ii) does not contain any factual or legal admission by or with respect to an Indemnified Party or an adverse statement with respect to the character, professionalism, expertise or reputation of any Indemnified Party or any action or inaction of any Indemnified Party.

In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company shall contribute to the Losses to which any Indemnified Party may be subject (i) in accordance with the relative benefits received by the Company and its stockholders, subsidiaries and affiliates, on the one hand, and the Indemnified Party, on the other hand, and (ii) if (and only if) the allocation provided in clause (i) of this sentence is not permitted by applicable law, in such proportion as to reflect not only the relative benefits, but also the relative fault of the Company, on the one hand, and the Indemnified Party, on the other hand, in connection with the statements, acts or omissions which resulted in such Losses as well as any relevant equitable considerations. No person found liable for a fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for fraudulent misrepresentation. The relative benefits received (or anticipated to be received) by the Company and it stockholders, subsidiaries and affiliates shall be deemed to be equal to the aggregate consideration payable or receivable by such parties in connection with the transaction or transactions to which the Agreement relates relative to the amount of fees actually received by Maxim in connection with such transaction or transactions. Notwithstanding the foregoing, in no event shall the amount contributed by all Indemnified Parties exceed the amount of fees previously received by Maxim pursuant to the Agreement.

Neither termination nor completion of the Agreement shall affect these Indemnification Provisions which shall remain operative and in full force and effect. The Indemnification Provisions shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the Indemnified Parties and their respective successors, assigns, heirs and personal representatives.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com

BOXABL Inc.

April 2025

Exhibit B

FEE SCHEDULE

Capitalized terms used in this Exhibit shall have the meanings ascribed to such terms in the Agreement to which this Exhibit is attached.

1.	Financing pursuant to Section 6:

The Company shall pay Maxim a cash fee of six percent (6.0%) of the amount of capital raised, invested or committed in any equity or equity-linked financing, with the exception of an ATM or ELOC facility, for which the Company shall pay Maxim a cash fee of three percent (3.0%) of the amount of capital raised, invested or committed.

2.	Go-Public Transaction:

The Company will pay Maxim a cash fee of $1,000,000; provided, however that this fee shall be reduced by any sums paid to Maxim as consideration due by the acquisition party in any SPAC business combination or reverse merger into a public company, unless such reduction is waived by the Company.

Members FINRA & SIPC

300 Park Ave. * New York, NY 10022 * tel (212) 895-3500 * (800) 724-0761 * fax (212) 895-3783 * www.maximgrp.com